Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of September 15, 2008 (this “Agreement”), by and between PARAGON CAPITAL LP, a Delaware limited partnership (the “Purchaser”); and TIMBERJACK SPORTING SUPPLIES, INC., a Nevada corporation (“Company,” and together with the Purchaser, the “parties” or “Party”).

W I T N E S S E T H

WHEREAS, the Purchaser desires to subscribe and purchase a total of 375,500,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), which will represent approximately 90.01% of the Company’s issued and outstanding shares of the Common Stock of the Company upon the consummation of the transaction(s) contemplated by this Agreement pursuant to the terms and conditions set forth herein;

WHEREAS, the Shares shall be delivered to Purchaser in two (2) tranches, the first such tranche for a total of 75,500,000 shares to be delivered concurrent with the execution of this Subscription Agreement on the date as set forth in Section 1.2 below, (the “Tranche I Shares”) and the second tranche, for a total of 300,000,000 shares to be delivered subject to certain enumerated conditions as set forth in Section 3.7 below on such date as further specified in Section 1.2 below (the “Tranche II Shares,” and together with the Tranche I Closing Shares, the “Shares”);

WHEREAS, the Purchaser desires to buy the Shares pursuant on the terms and conditions set forth herein, and

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as to the following:

SALE AND PURCHASE OF THE SHARES

Sale of the Shares.  Subject to the terms and conditions set forth herein, on the basis of the representations, warranties and covenants herein contained, at the Closing(s) as described in Section 1.2 below, the Company hereby agrees to sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Company.

The Closing(s).  The purchase of the Shares shall take place at the office of the Company in San Dimas, California or such other place as the Purchaser and Company may mutually agree.

 The Tranche I Shares shall be delivered to Purchaser simultaneously with  the due execution and delivery of this Agreement and further subject to satisfactory payment at the direction of Company in the amount of $56,625.00 for the Tranche I Shares, on or about September 15, 2008, herein referred to as the “Tranche I Closing Date.”

(b)           The Tranche II Shares shall be delivered to Purchaser, if at all, on a date termed herein as the “Tranche II Closing Date,” and with the Tranche I Closing Date, the “Closings.” This date shall one (1) business day subsequent to the satisfaction of certain conditions and contingencies as specified in Section 3.7 below.  Until such time as the Tranche II Shares are paid for in full at the direction of the Company, the term or phrase “Direction of the Company” as used in this Agreement, shall mean the direction of the presently appointed Chief Executive Officer or in the case of his demise or incapacitation, his duly appointed successor subject to the terms and conditions as set forth in Sections 3.8 and 3.9.

Instruments of Conveyance and Transfer.  At the each of the respective Closings, Company shall deliver a certificate(s) representing the Shares to the Purchaser in the name of the Purchaser (“Certificate(s)”), as shall be effective to vest in the Purchaser all right, title and interest in and to all of the Shares.

Consideration and Payment for the Shares.  In consideration for the Shares, the Purchaser shall pay to the Company a total purchase price of $281,625 (the “Purchase Price”). The Purchase Price shall be placed into an escrow account and disbursed pursuant to an escrow agreement attached hereto as Exhibit A.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Purchaser that, to the best of its Knowledge, the following.  “Knowledge” means the actual knowledge of any officers or directors of the Company, or the Company after making appropriate inquiry of others in the organization having responsibility in the areas of the matters covered by this Agreement.

Due Organization.  The Company is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to conduct its business in all states and jurisdictions which require the Company to be so qualified.The copy of the Articles of Incorporation and the Bylaws of the Company, which has previously been delivered to Purchaser, is a true, complete and correct copy of such document as in effect as of the date of this Agreement. Other than provided to the Purchaser, there have been no amendments, restatements or other changes to the Company’s Certificate of Incorporation or amendments, restatements or other changes made to the Company’s bylaws.

Subsidiaries. The Company has no subsidiaries.

Company Authority.  The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

Due Authorization.  The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

Binding Agreement.  This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable by and against the Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or the availability of equitable remedies.

No Violation of Corporate Documents or Agreements.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company or stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the Shares to be acquired by the Purchaser.

Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution.  As of the date hereof, the authorized capital of the Company is 980,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share.  The issued and outstanding capital stock of the Company as of the date of this Agreement is 45,500,000 shares of Common Stock and no issued or outstanding shares of Preferred Stock.  All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable.  No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise.  As of the date hereof, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s certificate of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company’s certificate of incorporation and bylaws in full force and effect and certified by the Secretary of the Company to such effect as of the Closing(s) Date.

Private Placement.  The Company is selling the Shares to the Purchaser without registration pursuant to the exemptions afforded the Company under Section 4(2) of the Securities Act and will take any and all actions to make such exemption available.   Upon the requisite time under Rule 144 of the Securities Act and at such that the Purchaser shall request any and all restrictive legends to be removed from the Certificate(s) evidencing the Shares which would prevent the sale thereof, and upon the delivery of an opinion of counsel acceptable to the Company and such other customary forms, the Company shall take any and all actions available to it to have such restrictive legends removed from such Certificate(s) in order that they may be traded by the Purchaser or sold in a privately negotiated sale.  The Company shall at no time place a “Stop Order” on the Shares.

No Governmental Action Required.  The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

Compliance with Applicable Law and Corporate Documents. To the best of its Knowledge (which shall mean the actual and constructive knowledge of the officer, directors, agents and representatives of the Company), the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties

Financial Statements.  (a) The Purchaser has received a copy of the reviewed financial statements of the Company for the quarter ended June 30, 2008 and an unaudited Balance Sheet as of the date of the Closing(s) or such other time as may be reasonably agreed to by the Company and the Purchaser (“Financial Statements”).  The Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.  (b) Since June 30, 2008 (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.  (c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and have not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.  (d) The Financial Statements are contained in the Company’s filings and reports made with the Securities and Exchange Commission (“SEC”) since the Company’s formation (the “SEC Reports”).

SEC Reports. The Company’s SEC Reports are (i) accurate and complete, (ii) contain all information required to be filed under the rules and regulations of the SEC, (iii) are not subject to any outstanding SEC comment letters or inquiries, and (iv) do not contain any false statement of fact or fail to state any fact necessary to make the facts stated therein not misleading.  The Company has timely filed all periodic reports, registrations and statements, including any amendment thereto, required to be filed with the SEC. The Company has never been subject to any investigation, injunction or cease and desist action by the Securities and Exchange Commission or other federal or state regulatory agency and to its Knowledge is not currently subject to such pending or threatened actions.

SEC Status. The Company is a “filer” under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

No Litigation.  The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or to their Knowledge, pending or threatened governmental investigation.  The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

No Taxes. The Company is not, and will not, to the best of its knowledge, become with respect to any periods ending on or prior to the Closing(s) Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company has been or will be filed as of the Closing(s) Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing(s) Date.  The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns of the Company that have been filed relating to Tax are true and accurate in all material respects.  No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and the Company has not received any notice (formally or informally) of any audit, suit, proceeding or other examination.  No material adjustment relating to any Tax returns, no Closing(s) or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions.  The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.  The Company has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

Conduct of the Business.  The Company is a shell company as defined in Rule 12b-2 of the Exchange.  From and after June 30, 2008 until the Closing(s) Date:

The Company has not made any expenditures or entered into any commitments which, when compared to past operations of their businesses, are unusual or extraordinary or outside the scope of the normal course of routine operations;

The Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of their businesses;

The Company has used their best efforts to maintain the good will associated with their businesses, and the existing business relationships with their agents, customers, lessors, key employees, suppliers and other persons having relations with them;

The Company has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect;

The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on their assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this Agreement;

The Company has kept true, complete and correct books of records and accounts with respect to their businesses, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

The Company has paid current liabilities as and when they became due and have paid or incurred no fees and expenses not in the ordinary course of their businesses;

There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Company (whether in cash or in kind);

The Company has not redeemed, repurchased, or otherwise acquired any of their securities or entered into any agreement to do so;

The Company has not made any loan to, or entered into any other transaction with, any of their directors, officers, and employees;

The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect.

Liabilities.

Except as set forth in the Financial Statements, the Company has no liabilities or obligations. It is a condition to Closing(s) that the Company will have no liabilities upon transfer of the Shares to the Purchaser.

Since June 30, 2008, the Company has not:

subjected to encumbrance, or agreed to do so to any of their assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Company;

except as otherwise contemplated hereby, engaged in any transactions affecting their businesses or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

other than in the ordinary course of business consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director or consultant of the Company or any increase of 5% or more in the rate of wages, salaries, bonuses or other remuneration of any non-officer/director or employee or become a party to any employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments, severance pay or retirement benefits, other than as set forth in any Exhibit or Schedule hereto.

ERISA Compliance.  The Company maintains no “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits.

Compliance with Law.  To the best of its Knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies, including any environmental laws and regulations. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

Consents; No Preemptive Rights.  No third parties consents are required to be obtained in connection with the execution and delivery of this Agreement and Escrow Agreement and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement nor as a result of the change of control of the Company hereby. There are no preemptive rights of any third party to purchase securities of the Company.

Agreements.  The Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction.  True, correct and complete copies of all such loan or credit agreements have been delivered to the Purchaser.  Neither the Company nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction.  No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

No Broker’s Fees.  There are no brokers or dealers of the Company.  There are no fees issued or outstanding nor will there by upon the consummation of the transaction(s) be, payable to any brokers or finder.

Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Company Balance Sheet or were acquired after the date of such balance sheet. The Company owns or has valid contractual rights to use all of the assets of the business and rights necessary to operate the business of the Company as currently conducted.

2.24   Bank Accounts. The Company has disclosed to the Purchaser

a list of and other pertinent information relating to all bank accounts maintained by the Company and identifies each individual having signatory authority with respect to each such account.

Affiliate Transactions. There are no material agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company or any of its Affiliates are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect at any time since June 30, 2008 or (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to the Company taken as a whole.

Derivative Transactions and Hedging. There are no Derivative Transactions (including each outstanding commodity or financial hedging position) entered into by the Company or for the account of any of its customers as of the date of this Agreement.  All such Derivative Transactions were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company, and were, and will be, entered into with counterparties believed at the time, still believes to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

The Company has, and will have, duly performed all of its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are and will be no breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder. "Derivative Transaction" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

Bankruptcy. The Company has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by the Company's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of the Company's assets, suffered the attachment or other judicial seizure of all, or substantially all, of the Company's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

Full Disclosure. Neither the Company, its officers, directors, agents or representatives nor any of their Affiliates has failed to disclose to Purchaser, its officers, directors, agents and representatives any facts material to the assets, properties, liabilities, business, prospects, results of operations or condition (financial or other) of the Company taken as a whole.  No representation or warranty by the Company in this Agreement and no statement contained in any document (including the Company’s financial statements), certificate, or other writing furnished or to be furnished by the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

Survival of Representations.  The representations and warranties herein by the Company are true and correct in all material respects on and as of the Closing(s) Date with the same force and effect as though said representations and warranties had been made on and as of the Closing(s) Date and will survive any termination of this Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

Unless specifically stated otherwise, the Purchaser represents, warrants and covenants that the following are true and correct as of the date hereof and will be true and correct through the Closing(s) Date as if made on that date:

Agreement’s Validity. This Agreement has been duly executed and delivered by the Purchaser, has been duly authorized by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

Investment Intent. The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

Restricted Securities.  The Purchaser understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

Legend. It is agreed and understood by the Purchaser that the Certificate(s) evidencing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Disclosure of Information. The Purchaser acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow the Purchaser to make an informed decision regarding an investment in the Shares.  The Purchaser represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

Accredited Investor.  The Purchaser represents and warrants that it is an “accredited investor” as that term is defined under Rule 501 of Regulation D of the Securities Act and applicable state law.

Tranche II Shares.   The Purchaser represents and warrants that it hereby irrevocably covenants to proceed with the purchase of the Tranche II Shares subject only to the following enumerated conditions:

The Company shall cause to be prepared and timely filed all periodic reports, including but not limited to Form 10-K and Form 10-Q, with the Securities and Exchange Commission (the “SEC”) in accordance with its obligations as a fully reporting issuer subject to the Exchange Act reporting requirements;

The Company shall cause to be prepared and timely filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) in accordance with its obligations as a fully reporting issuer subject to the Exchange Act, reporting requirements;

The Company’s common stock remains listed and traded on the OTCBB® as of the Tranche II Closing Date;

The Company will not have authorized and issued any securities (debt or equity, option or warrants or other securities exchangeable for or convertible into securities of common stock) and will not incur any liabilities that would otherwise be paid from the proceeds of the Tranche II Share from the filing of its quarterly report for the third quarter on Form 10-Q to the Tranche II Closing Date; and

Ted D. Campbell II shall remain the sole officer and director of the Company and shall resign upon the Tranche II Closing Date.

If the conditions described by this Section 3.7 are subsequently satisfied, then the Purchaser shall render payment for the Tranche II Shares in the amount of $225,000 as directed by the Company on the Tranche II Closing Date as specified in Section 1.2(b).  If, notwithstanding the satisfaction of these conditions (3.7(a)-(d),) Purchaser fails to render payment for the Tranche II Shares in accordance herewith, Purchaser acknowledges that the Company would not have an adequate remedy at law for money damages for breach of this covenant.

Market Stand-Off Agreement.  The Purchaser hereby agrees that, until such time as the proceeds of sale of the Tranche II Shares amounting to the sum of $225,000 are paid for in full at the Company’s direction, the Purchaser and any Affiliate (as that term is defined under Rule 405 under the Securities Act) shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until such payment is rendered in full.

Stand-Still Agreement. Except for the acquisition of the Tranche I Shares or as otherwise contemplated by this Agreement, the Purchaser hereby agrees that UNTIL SUCH TIME AS THE SUM OF $225,000 REPRESENTING THE PROCEEDS OF PAYMENT FOR THE TRANCHE II SHARES ARE PAID FOR IN FULL AS DIRECTED BY THE COMPANY, that neither the Company nor the Purchaser (nor any Affiliate of the Purchaser) as that term is defined in Rule 405 under the Securities Act (regardless of whether such person or entity is an Affiliate on the date hereof) will (i) cause to be issued any securities (equity or debt or combination thereof) of the Company by purchase or otherwise or direct or indirect rights or options to acquire any securities of the Company, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies' to vote (as such terms are used in the proxy rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d) (3) of the Exchange Act with respect to any voting securities of the Company, or (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company including but not limited to acting in any manner to replace or displace the current Chief Executive Officer.  Purchaser acknowledges that the Company would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore Purchaser agrees that the Company shall be entitled to (i) specific enforcement of the terms hereof; (ii) the immediate rescission or cancellation of the Tranche I Shares; and (iii) any other remedy to which it may be entitled, at law or in equity.

COVENANTS OF THE PARTIES

General. In case at any time after the Closing(s) any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 7 below).  The Purchaser has had the opportunity to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Company, and to discuss the Company with its employees, customers and vendors.  The Company has furnished the Purchaser with all available documents requested by the Purchaser and has made available its officers, directors, agents and representatives to answer questions of the Purchaser. The Company has accurately and in good faith answered and to its Knowledge, believes that that its officers, directors, agents and representatives have accurately and in good faith answered any and all of the questions of the Purchaser, its officers, directors, agents and representatives.

Notices and Consents.  The Company will, and will cause the Company to, give any notices to third parties, and the Company will use its best efforts, and will cause the Company to use their best efforts, to obtain any third-party Consents that may be required.  Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

Transition.  The Company will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing(s) as it maintained with the Company prior to the Closing(s).  The Company will refer all customer inquiries relating to their businesses to the Purchaser from and after the Closing(s).

 Placement Agents.  Company shall be responsible for paying any obligation it has undertaken with any placement agents for this transaction.

ARTICLE 5

CONDITIONS PRECEDENT

5.1   Conditions to Each Party's Obligation to Consummate the Transactions.

The respective obligation of each of the Parties to effect the Purchase of the Shares shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(i)
Regulatory Approvals.  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

(ii)
No Injunctions or Restraints; Illegality.  No Judgment or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Purchase shall be in effect.  No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Purchase.

            5.2   Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the Purchase is also subject to the satisfaction or waiver by the Purchaser at or prior to the Closing of the following conditions:

(i)
Representations and Warranties.  (i)  The representations and warranties of the Company set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(ii)
Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(iii)
Certificate.  Purchaser shall have received a certificate signed by an executive officer of Orca to the effect that the conditions set forth in this section have been satisfied.  No exceptions taken in such certificate will modify the Company’s representations, warranties, covenants or agreements made or deemed made hereunder or have any effect for purposes of Purchaser’s closing conditions or indemnity rights hereunder.

(iv)	No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

(v)
Consents.    The consent, approval or waiver of each person whose consent to or approval of the Purchase shall be required under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained and shall remain in full force and effect.

(vi)
Burdensome Condition.  No requisite regulatory approval shall include any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such approval, which would reasonably be expected to have Material Adverse Effect, or a material adverse effect on the Purchaser as a whole, or a Material Adverse Effect on the benefits, taken as a whole, reasonably expected to be derived by Purchaser from the Transactions.

(vii)

(viii)
Resignations.  At the Trance II Closing, the Company shall have received the resignation, effective as of the Tranche II Closing and in a form reasonably acceptable to Purchaser of Ted D. Campbell II as the sole officer and director of the Company. Escrow Agreement.  The Company shall have executed and delivered the Escrow Agreement.

                 5.3    Conditions to Obligations of the Company.The obligation of the Company to consummate the Purchase of the Tranche I Shares and Trance II Shares is also subject to the satisfaction or waiver by the Company prior to the Closing of the following conditions:

(i)
Representations and Warranties.  The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date(s), as if made at and as of such time.

(ii)	Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(iii)
Certificate.  The Company shall have received a certificate signed on behalf of the Purchaser by an executive officer of the Purchaser to the effect that the conditions set forth in this section been satisfied.  No exceptions taken in such certificate will modify the Purchaser’s representations, warranties, covenants or agreements made or deemed made hereunder or have any effect for purposes of the Company’s closing conditions or indemnity rights hereunder.

(c) No Pending Governmental Actions.  No proceeding initiated by any governmental entity seeking an Injunction shall be pending.

(d) Escrow Agreement.  Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

THE CLOSING(S)

Time of Closing(s).  The Closing(s) of the transactions hereby shall occur upon the satisfaction of all conditions to Closing(s), on or about the respective dates of the Closing(s).

Deliveries.  Each of the Closing(s), the Tranche I Closing and the Tranche II Closing shall occur as a single integrated transaction, as follows, and the delivery or satisfaction of the following items shall be conditions precedent to the parties’ obligations to close:

Liabilities.  Company shall produce a current listing of all accounts and notes payable and any other liabilities of the Company, accurate as of the day prior to each of the Closing(s). Such delivery shall be accompanied by a representation and warranty that the listing is true and correct.  All such obligations shall be repaid by the Company (from the proceeds of payment).

Delivery by Company.  At each of Closing, Company shall deliver to the Purchaser:

The Shares;

copies of resolutions by the Board of Directors of the Company approving the terms of this Agreement and the execution of the Agreement by the Company;

copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company;

the Corporate Board Resolutions regarding issuance of the shares to Purchaser;

A legal opinion satisfactory to the Purchaser as to the due incorporation of the Company, foreign qualification in all jurisdictions in all necessary for the Company to conduct is business in such jurisdictions, that the Shares are duly authorized, full-paid and nonassessable shares of common stock of the Corporation;

An Officer’s certificate stating that the Company’s Certificate of Incorporation is valid, has not been amended as of the Date of the Closing(s) and is in full force and effect as of the date of the Closing(s), the Bylaws are in full force and effect as of the date of the Closing(s), that the Resolutions stated in (ii) and (iv) are in full force and effect as of the date of the Closings;

A Certificate of Good Standing from the Secretary of State of the State of Nevada regarding the Company;

A duly executed copy of the Escrow Agreement;

At the Tranche II Closing, the resignation of Ted D. Campbell II as the sole officer and director of the Company.

Delivery by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

A duly executed copy of the Escrow Agreement by the Purchaser and the Escrow Agent; and

the Purchase Price in U.S. currency by wire transfer to the Escrow Agent for disbursement in accordance with the Escrow Agreement attached hereto as Exhibit A.

INDEMNIFICATION

Survival Periods.

All representations and warranties of the Company contained in this Agreement or any certificate delivered in connection herewith shall survive the Closing and continue for a period of 60 months following the Closing Date(s) and, if notice of a claim is provided on or prior to the end of such period, such claim shall survive until the final resolution thereof, provided that the representations and warranties  Any covenant or other agreement set forth herein shall survive the Closing without limit.

Purchaser Claims.  From and after the Closing and subject to the provisions of this Article, the Company agrees to indemnify fully and hold harmless the Purchaser from and against any and all claims, demands, liabilities, damages, penalties, judgments, assessments, losses, costs and expenses in any case, whether arising under strict liability or otherwise (including reasonable attorneys' fees and expenses) (collectively, "Damages"), resulting from, arising out of, based on or relating to:

any breach of or inaccuracy in any representation or warranty of the Company in this Agreement or any ancillary agreement or in any certificate furnished to the Purchaser pursuant to this Agreement;

any breach of any covenant or agreement made by the Company in this Agreement;

any civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding (including any counterclaims or cross-claims), to which the Company is a party and that is pending on the date hereof or at the Closing, and whether brought, made or instigated by any governmental entity or any private person; or

Notwithstanding anything in this Agreement to the contrary, for purposes of this Article, (x) a breach of a representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or breached if such representation or warranty had not contained any limitation or qualification as to Knowledge, materiality, Material Adverse Effect (which instead will be read as any adverse effect or change) or similar language, and (y) the amount of Damages in respect of any breach of a representation or warranty (including any deemed breach resulting from the application of clause (x)) shall be determined without regard to any limitation or qualification as to Knowledge, materiality, Material Adverse Effect (which instead will be read as any adverse effect or change) or similar language set forth in such representation or warranty, it being the intention of the parties hereto that (except as otherwise set forth in this Article) Purchaser shall be indemnified and held harmless from and against any and all Damages suffered or incurred by it resulting from, arising out of, based on or relating to the failure of any representation or warranty to be true, correct and complete in any respect, determined in each case without regard to any qualification as to Knowledge, materiality or Material Adverse Effect or similar language set forth with respect thereto.

The amount of any liability of Company under this Section 7.1 shall be computed net of any tax benefit to the Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by the Purchaser with respect to the matter out of which such liability arose.

The representations and warranties of Company contained in this Agreement, or any certificate delivered by or on behalf of Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period until the expiration of any applicable statutes of limitation provided by law (“Survival Period”). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period.  Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

The Purchaser shall provide written notice to Company of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar the Purchaser’s ability to assert any such claim except to the extent that Company are actually prejudiced thereby, provided that such notice is received by Company during the applicable Survival Period.  The Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Company under this Article.

Defense of Third-Party Claims.  With respect to any claim by the Purchaser under Section 7.1, relating to a third party claim or demand, The Purchaser shall provide Company with prompt written notice thereof and Company may defend, in good faith and at its expense, by legal counsel chosen by it and reasonably acceptable to the Purchaser any such claim or demand, and the Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim.  So long as Company is defending in good faith any such third party claim, the Purchaser shall not settle or compromise such third party claim.  In any event the Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

Company Claims.  The Purchaser shall indemnify and hold harmless Company against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of:  (a) any material breach or violation by the Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein; or (b) any material breach of any of the representations or warranties made in this Agreement by the Purchaser.

AMENDMENT 8

TERMINATION AND AMENDMENT

Termination. This Agreement may be terminated at any time prior to the Closing:

by mutual written consent of the Parties;

by either the Purchaser or the Company upon written notice to the other party (i) 30 days after the date on which any request or application for a requisite regulatory approval shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity, provided, however, that neither the Purchaser nor the Company shall have the right to terminate this Agreement pursuant to this section if such denial or request or recommendation for withdrawal shall be due to the failure of the party (either the Purchaser or Company, respectively) seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any governmental entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the Purchase;

by either Purchaser or the Company if the Trance I Closing if the Purchase shall not have been consummated on or before September 16, 2008, unless the failure of the Tranche I Closing to occur by such date shall be due to the failure of the party (either the Purchaser or the Company, respectively) seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

by either the Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party (either the Purchaser or the Company, respectively), which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither the Purchaser or the Company shall have the right to terminate this Agreement pursuant to this section unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby; or

Effect of Termination. In the event of termination of this Agreement by any of the parties as provided in this section, this Agreement shall forthwith become void and have no effect except the indemnification section of this agreement shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Extension; Waiver. At any time prior to the Closing, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of each of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

MISCELLANEOUS

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

Notices.  Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Company:

Timberjack Sporting Supplies, Inc.
Attn: R.V. Brumbaugh, Esq.
417 West Foothill Boulevard, PMB 175
Glendora, California 91741
Phone (626) 335-7750

If to the Purchaser to:

PARAGON CAPITAL LP
110 East 59th Street, 29th Floor
New York, NY 10022
Fax: (212) 202-5022

With a copy to:

Virginia K. Sourlis, Esq.
The Sourlis Law Firm
The Galleria
2 Bridge Avenue
Red Bank, NJ 07701
Phone (732) 530-9007

Governing Law.  This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Nevada (without regard to principles of conflicts of law).

Counterparts.  This Agreement may be executed in separate counterparts and with facsimile signatures each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

Binding Effect; No Assignment, No Third-Party Rights.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Company, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Further Assurances.  Each party shall, at the request of the other party, at any time and from time to time following the Closing(s) Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

Severability of Provisions.  If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

Exhibits and Schedules.  All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

Captions.  All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, is for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Closing(s) Date occurs, each Party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

Public Announcements.  The Parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

Non-confidentiality.  Notwithstanding another provision in this Agreement, the Company and the Purchaser, and each employee, representative or other agent of the same (collectively the “Covered Parties”), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

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[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

PARAGON CAPITAL LP

By:	/s/ Alan P. Donenfeld
Name: Alan P. Donenfeld
Managing Member of Paragon Capital Advisors,LLC, the General Partner of Paragon Capital LP

TIMBERJACK SPORTING SUPPLIES, INC.

By:	/s/ Ted D. Campbell
Name: Ted D. Campbell
Title: President and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMBERJACK SPORTING SUPPLIES, INC.

Date: November 20, 2008	By:	/s/ Alan P. Donenfeld
Alan P. Donenfeld
President, Chief Executive Officer and Sole Director